UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-11716	16-1213679

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On April 20, 2006, Community Bank System, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ES&L Bancorp, Inc., a savings and loan holding company based in Elmira, New York (“ES&L”), and ESL Acquisition Corp., a newly formed wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, subject to the satisfaction of a number of conditions, ES&L will merge (the “Merger”) with and into Merger Sub, with ES&L being the surviving corporation (the “Surviving Corporation”). The Merger will be followed by a merger (the “Short-Form Merger”) of the Surviving Corporation with and into the Company, with the Company surviving the Short-Form Merger. Following the Merger and the Short-Form Merger, the Company will merge ES&L’s bank subsidiary, Elmira Savings & Loan, F.A., a federal stock savings association (“Elmira Savings & Loan”), with and into the Company’s bank subsidiary, Community Bank, N.A. (the “Bank”), with the Bank being the continuing bank.
     ES&L operates two banking branches in Elmira and Ithaca, New York through Elmira Savings & Loan, as well as mortgage and title insurance subsidiaries. At December 31, 2005, ES&L had approximately $212 million in total assets and $192 million in net loans.
     Each share of ES&L’s common stock (the “ES&L Common Stock”) issued and outstanding at the time the Merger is consummated will be converted into $50.75 in cash. Including the cash payments to be made in exchange for the stock options to purchase ES&L Common Stock outstanding at the time the Merger is consummated, the total consideration for the Merger is expected to be approximately $39.5 million.
     In connection with the execution and delivery of the Merger Agreement, the directors and executive officers of ES&L, who collectively own approximately 39.1% of the outstanding shares of the ES&L Common Stock, have entered into voting agreements which require them to vote in favor of the approval of the Merger Agreement and the Merger all of the shares of ES&L Common Stock that each of them is entitled to vote, unless such agreements are terminated in accordance with their terms.
     Consummation of the Merger is subject to a number of conditions, including the receipt of regulatory approvals and the approval of the shareholders of ES&L. The stockholders of the Company will not be asked to approve the Merger. Subject to the satisfaction of all conditions, the parties are working to complete the Merger in the third quarter of 2006.

     The foregoing descriptions of and references to all of the above-mentioned agreements are qualified in their entirety by reference to the complete texts of the agreements that are filed herewith and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     The following Exhibits are filed as exhibits to this Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 20, 2006, by and among Community Bank System, Inc., ESL Acquisition Corp. and ES&L Bancorp, Inc.

99.1	Form of Voting Agreements, dated as of April 20, 2006, by and among Community Bank System, Inc., ESL Acquisition Corp. and each director and executive officer of ES&L Bancorp, Inc.

99.2	Press Release, dated April 21, 2006, announcing the execution of a definitive merger agreement with ES&L Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

	By:	/s/ Sanford A. Belden
Name: Sanford A. Belden
Title: President and Chief Executive Officer
Dated: April 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 20, 2006, by and among Community Bank System, Inc., ESL Acquisition Corp. and ES&L Bancorp, Inc.

99.1	Form of Voting Agreements, dated as of April 20, 2006, by and among Community Bank System, Inc., ESL Acquisition Corp. and each director and executive officer of ES&L Bancorp, Inc.

99.2	Press Release, dated April 21, 2006, announcing the execution of a definitive merger agreement with ES&L Bancorp, Inc.